CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2021 (May 11, 2021, as to the subsequent events described in Note 14 and as to the effects of the adoption of ASC 606 described in Note 2), relating to the financial statements of Intapp, Inc. (formerly LegalApp Holdings, Inc.) appearing in Amendment No. 2 to Registration Statement No. 333-256812 of Intapp, Inc. on Form S-1.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

June 29, 2021